UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2022

DHI Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2022, the Board of Directors (the “Board”) of DHI Group, Inc. (the “Company”) approved a new 2022 Omnibus Equity Award Plan (the “2022 Equity Plan”), to enable the Company to continue to provide equity based incentive compensation to its employees and other service providers, including the non-employee members of the Board. The 2022 Equity Plan is subject to approval by the Company’s stockholders, which will be sought at a special meeting of stockholders to be held on July 13, 2022 (the “Special Meeting”) for the sole purpose of approving the 2022 Equity Plan.

On April 21, 2022, the Board intended to make its annual grants of restricted stock awards to its seven non-employee members of the Board (the “Original 2022 Director Grants”) pursuant to the DHI Group, Inc. 2012 Omnibus Equity Award Plan (as heretofore amended, the “2012 Equity Plan”); however, the 2012 Equity Plan had expired by its terms on April 20, 2022. Therefore, the Original 2022 Director Grants were rescinded, effective May 13, 2022. Upon stockholder approval of the 2022 Equity Plan, each of the non-employee members of the Board will receive a new grant of the same number of shares of restricted stock that had been intended to be granted under the rescinded Original 2022 Director Grants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date: May 13, 2022	By:	/s/ BRIAN CAMPBELL
Brian Campbell
Chief Legal Officer

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